Exhibit 99.1

Bristol Myers Squibb and bluebird bio Provide Regulatory Update on Idecabtagene Vicleucel (ide-cel, bb2121) for the Treatment of Patients with Multiple Myeloma

Bristol Myers Squibb to host an investor call today at 8:00 a.m. EDT bluebird bio to host an investor call today at 8:45 a.m. EDT

(PRINCETON, N.J., & CAMBRIDGE, Mass., May 13, 2020) – Bristol Myers Squibb (NYSE: BMY) and bluebird bio, Inc. (Nasdaq: BLUE) today announced that the companies received a Refusal to File letter from the U.S. Food and Drug Administration (FDA) regarding the Biologics License Application (BLA) for idecabtagene vicleucel (ide-cel; bb2121) for patients with heavily pre-treated relapsed and refractory multiple myeloma, which was submitted in March 2020.
Upon preliminary review, the FDA determined that the Chemistry, Manufacturing and Control (CMC) module of the BLA requires further detail to complete the review. No additional clinical or non-clinical data have been requested or are required. Bristol Myers Squibb is planning to resubmit the BLA no later than the end of July 2020.

Bristol Myers Squibb Investor Call and Webcast
Bristol Myers Squibb will hold an investor conference call to discuss this update today at 8:00 a.m. EDT.

Investors are invited to listen to a live webcast of the call at bms.com/investors or by dialing toll free in the U.S. 877-257-8599 or international 1-631-291-4581, confirmation code: 5938714. Please dial in at least 15 minutes in advance to ensure a timely connection to the call.

bluebird bio Investor Call and Webcast
bluebird bio will hold an investor conference call to discuss the update today at 8:45 a.m. EDT.

Investors are invited to listen to a live webcast of the call on the investors page of www.bluebirdbio.com or by dialing toll free in the U.S. (844) 825-4408 or international (315) 625-3227, confirmation code: 2892826. Please dial in at least 15 minutes in advance to ensure a timely connection to the call.

For Holders of Contingent Value Rights (CVR), Ticker BMY-RT
U.S. FDA approval of ide-cel by March 31, 2021 is one of the required remaining milestones of the Contingent Value Rights issued upon the close of the Celgene acquisition in the fourth quarter of 2019. The other is U.S. FDA approval of liso-cel by December 31, 2020.

The company is committed to working with FDA to progress both applications and achieve the remaining regulatory milestones required by the CVR.

About Ide-cel
Ide-cel is a B-cell maturation antigen (BCMA)-directed genetically modified autologous chimeric antigen receptor (CAR) T cell immunotherapy. The ide-cel CAR is comprised of a murine extracellular single-chain variable fragment (scFv) specific for recognizing BCMA, attached to a human CD8 α hinge and transmembrane domain fused to the T cell cytoplasmic signaling domains of CD137 4-1BB and CD3-ζ chain, in tandem. Ide-cel recognizes and binds to BCMA on the surface of multiple myeloma cells leading to CAR T cell proliferation, cytokine secretion, and subsequent cytolytic killing of BCMA-expressing cells.
In addition to the pivotal KarMMa trial evaluating ide-cel in patients with relapsed and refractory multiple myeloma, Bristol Myers Squibb and bluebird bio’s broad clinical development program for ide-cel includes clinical studies (KarMMa-2, KarMMa-3, KarMMa-4) in earlier lines of treatment for patients with multiple myeloma, including newly diagnosed multiple myeloma. For more information visit clinicaltrials.gov.
Ide-cel was granted Breakthrough Therapy Designation (BTD) by the FDA and PRIority Medicines (PRIME) designation, as well as Accelerated Assessment status, by the European Medicines Agency for relapsed and refractory multiple myeloma.
Ide-cel is being developed as part of a Co-Development, Co-Promotion and Profit Share Agreement between Bristol Myers Squibb and bluebird bio.

Bristol Myers Squibb: Advancing Cancer Research
At Bristol Myers Squibb, patients are at the center of everything we do. The goal of our cancer research is to increase patients’ quality of life, long-term survival and make cure a possibility. We harness our deep scientific experience, cutting-edge technologies and discovery platforms to discover, develop and deliver novel treatments for patients.
Building upon our transformative work and legacy in hematology and Immuno-Oncology that has changed survival expectations for many cancers, our researchers are advancing a deep and diverse pipeline across multiple modalities. In the field of immune cell therapy, this includes registrational CAR T cell agents for numerous diseases, and a growing early-stage pipeline that expands cell and gene therapy targets, and technologies. We are developing cancer treatments directed at key biological pathways using our protein homeostasis platform, a research capability that has been the basis of our approved therapies for multiple myeloma and several promising compounds in early- to mid-stage development. Our scientists are targeting different immune system pathways to address interactions between tumors, the microenvironment and the immune system to further expand upon the progress we have made and help more patients respond to treatment. Combining these approaches is key to delivering potential new options for the treatment of cancer and addressing the growing issue of resistance to immunotherapy. We source innovation internally, and in collaboration with academia, government, advocacy groups and biotechnology companies, to help make the promise of transformational medicines a reality for patients.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.
Celgene and Juno Therapeutics are wholly owned subsidiaries of Bristol Myers Squibb Company. In certain countries outside the U.S., due to local laws, Celgene and Juno Therapeutics are referred to as, Celgene, a Bristol Myers Squibb company and Juno Therapeutics, a Bristol Myers Squibb company.

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.
bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders including cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma using three gene therapy technologies: gene addition, cell therapy and (megaTAL-enabled) gene editing.
bluebird bio has additional nests in Seattle, Wash.; Durham, N.C.; and Zug, Switzerland. For more information, visit bluebirdbio.com.
Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.
bluebird bio is a trademark of bluebird bio, Inc.

Bristol Myers Squibb Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, that we may not be able to re-submit the BLA for ide-cel in the time frame described in this release, that the FDA may not accept our re-submitted BLA for ide-cel, and that ide-cel may not receive FDA approval by March 31, 2021 or at all. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, that the BLA for ide-cel may not be re-submitted in the time frame described in this release, that the FDA may not accept the re-submitted BLA for ide-cel, and that ide-cel may not receive FDA approval by March 31, 2021 or at all, and that the collaboration with Bristol Myers Squibb may not continue or be successful. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent

Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Hyperlinks are provided as a convenience and for informational purposes only. Neither Bristol Myers Squibb nor bluebird bio bears responsibility for the security or content of external websites or websites outside of their respective control.

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CONTACT:

Bristol Myers Squibb

Media Inquiries:
609-252-3345
media@bms.com

Rose Weldon
rose.weldon@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com

bluebird bio

Media: Jenn Snyder
617-448-0281
JSnyder@bluebirdbio.com

Catherine Falcetti
339-499-9436
cfalcetti@bluebirdbio.com

Investors: Ingrid Goldberg
410-960-5022
igoldberg@bluebirdbio.com

Elizabeth Pingpank
617-914-8736
epingpank@bluebirdbio.com